[LOGO] FIDELITY
       BANCORP, INC.         1009 PERRY HIGHWAY o PITTSBURGH, PENNSYLVANIA 15237
                                       TELEPHONE 412/367-3300 o FAX 412/364-6504

================================================================================

                                 PRESS RELEASE

RELEASE DATE                                        CONTACT

May 3, 2005                                Mr. Richard G. Spencer
                                           President and Chief Executive Officer
                                           (412) 367-3300
                                           E-mail: rspencer@fidelitybank-pa.com

                        FIDELITY BANCORP, INC. ANNOUNCES
                        --------------------------------
                             SECOND QUARTER EARNINGS
                             -----------------------

PITTSBURGH,   PA  -  May  3,  2005  -  Fidelity  Bancorp,  Inc.  of  Pittsburgh,
Pennsylvania (NASDAQ: FSBI), the holding company for Fidelity Bank today announced second quarter earnings for the three-month period ended March 31, 2005. Net income for the period was $964,000 or $.35 per share (diluted), compared to $1.31 million or $.46 per share (diluted) in the prior year quarter. The Company's annualized return on average assets was .57% and return on average equity was 8.89% compared to .84% and 12.71% respectively, for the same period in the prior year. For the six-month period ended March 31, 2005, net income was $1.97 million, or $.71 per share (diluted), compared to $2.17 million or $.77 per share (diluted) in the prior year period. Annualized return on assets was ..60% and return on equity was 9.22% for the fiscal 2005 period, compared to .69% and 10.64%, respectively, for the same period in the prior year.

Net interest income before provision for loan losses increased $15,000 or .43% to $3.50 million for the three-month period ended March 31, 2005, compared to $3.48 million in the prior year period. For the six months ended March 31, 2005, net interest income before provision for loan losses increased $431,000 or 6.6% to $6.95 million, compared to $6.52 million in the prior year period.

The provision for loan losses was $25,000 for the quarter ended March 31, 2005 compared to $75,000 for the quarter ended March 31, 2004, and increased to $200,000 for the six-months ended March 31, 2005, compared to $125,000 in the prior year period. The increase primarily results from the write-off of commercial business loans of approximately $172,000 during the first quarter of fiscal 2005; similar losses were not incurred in the same period in fiscal 2004. Non-performing loans and foreclosed real estate were .71% of total assets at March 31, 2005, and the allowance for loan losses was 72.1% of non-performing loans at that date.

Other income decreased $95,000 or 8.2% to $1.07 million for the quarter ended March 31, 2005 compared to $1.17 million for the same period last year. For the six months ended March 31, 2005, other income was $1.91 million, a decrease of $123,000 or 6.0% over the prior year period. The decrease for the current quarter primarily relates to decreased gains on the sale of investment securities of $114,000, partially offset by an increase in other operating income of $30,000. The

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       BANCORP, INC.                        PRESS RELEASE (Continued)

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decrease  for the  six-month  period ended March 31, 2005  primarily  relates to decreased gains on the sale of investment securities of $121,000.

Operating expenses for the quarter ended March 31, 2005, increased $370,000 or 12.4% to $3.37 million compared to $3.00 million for the comparable prior year period. For the six-month period in this fiscal year, operating expenses increased $459,000 or 7.9% to $6.24 million, compared to $5.78 million in the prior year period. Included in other operating expenses for the quarter ended March 31, 2005, was a pre-tax charge of $430,000 related to a check kiting fraud discovered in March attributable to one business customer. While a portion or all of the loss may ultimately be recovered, the customer was unable to provide restitution or adequate collateral at this time and the timing and amount of any recovery is therefore uncertain. The operating expense increase for the three-month period ended March 31, 2005 is also attributed to an increase in compensation and benefits expense of $58,000, partially offset by a decrease in net loss on foreclosed real estate of $48,000 and a decrease in other operating expenses of $65,000. The operating expense increase for the six-month period ended March 31, 2005 is also attributed to increased compensation and benefits expense of $117,000, partially offset by a decrease in net loss on foreclosed real estate of $31,000 and a decrease in other operating expenses of $62,000.

Provision for income taxes decreased $50,000 or 18.9% to $214,000 for the quarter ended March 31, 2005 compared to $264,000 for same period last year. For the six months ended March 31, 2005, the provision for income taxes decreased $29,000 or 6.0% to $455,000 compared to $484,000 for the same period last year. The decrease in both periods is primarily attributed to lower pre-tax income.

Total assets were $644.6 million at March 31, 2005, an increase of $16.8 million or 2.7% compared to September 30, 2004, and an increase of $15.2 million or 2.4% compared to March 31, 2004. Net loans outstanding increased $9.4 million or 3.2% to $299.9 million at March 31, 2005 as compared to September 30, 2004, and increased $24.6 million or 8.9% as compared to March 31, 2004. Deposits increased $2.1 million to $362.1 million at March 31, 2005 as compared to September 30, 2004, and decreased $1.6 million as compared to March 31, 2004. Short-term borrowings increased $8.1 million to $72.2 million at March 31, 2005 as compared to September 30, 2004, and increased $12.2 million as compared to March 31, 2004. Long-term debt increased $4.8 million at March 31, 2005 as compared to September 30, 2004, and increased $4.6 million as compared to March 31, 2004. Stockholders' equity was $41.0 million at March 31, 2005, compared to $42.1 million at September 30, 2004 and $42.0 million at March 31, 2004.

The Company's filings with the Securities and Exchange Commission are available on-line through the Company's Internet website at www.fidelitybancorp-pa.com.

Fidelity   Bancorp,   Inc.  is  the  holding   company  for  Fidelity   Bank,  a
Pennsylvania-chartered, FDIC-insured savings bank conducting business through thirteen offices in Allegheny and Butler counties.

Statements contained in this news release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Fidelity Bancorp, Inc. with the Securities and Exchange Commission from time to time.

                                       2

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       BANCORP, INC.                        PRESS RELEASE (Continued)

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Fidelity Bancorp, Inc. and Subsidiaries
Income Statement for the Three and Six Months Ended
March 31, 2005 and 2004 - Unaudited
(In thousands, except per share data)

                                          Three Months Ended    Six Months Ended
                                          ------------------    ----------------
                                                March 31,           March 31,
                                                ---------           ---------

                                            2005      2004      2005      2004
                                           -------   -------   -------   -------
Interest income:
   Loans                                   $ 4,508   $ 4,340   $ 8,950   $ 8,671
   Mortgage-backed securities                1,386     1,172     2,738     2,098
   Investment securities                     1,857     1,946     3,670     3,869
   Deposits with other institutions              2         -         3         1
                                           -------   -------   -------   -------
      Total interest income                  7,753     7,458    15,361    14,639
                                           -------   -------   -------   -------

Interest expense:
   Savings deposits                          1,850     1,910     3,693     3,951
   Borrowed funds                            2,248     1,943     4,412     3,921
   Subordinated debt                           157       122       302       244
                                           -------   -------   -------   -------
      Total interest expense                 4,255     3,975     8,407     8,116
                                           -------   -------   -------   -------

Net interest income before provision
   for loan losses                           3,498     3,483     6,954     6,523
Provision for loan losses                       25        75       200       125
                                           -------   -------   -------   -------
Net interest income after provision
   for loan losses                           3,473     3,408     6,754     6,398
                                           -------   -------   -------   -------
Other income:
   Loan service charges and fees                69        73       166       170
   Gain on sale of investment
      and mortgage-backed securities           305       419       387       508
   Gain on sale of loans                        10        11        15        28
   Deposit service charges and fees            310       316       666       671
   Other operating income                      377       347       678       658
                                           -------   -------   -------   -------
      Total other income                     1,071     1,166     1,912     2,035
                                           -------   -------   -------   -------

Operating expenses:
   Compensation and benefits                 1,815     1,757     3,639     3,522
   Office occupancy and equipment              279       275       535       508
   Depreciation and amortization               184       190       370       387
   Federal insurance premiums                   13        14        26        28
   Loss on foreclosed real estate, net          63       111        82       113
   Intangible amortization                      12        13        24        27
   Loss on customer fraud                      430         -       430         -
   Other operating expenses                    570       636     1,136     1,198
                                           -------   -------   -------   -------
      Total operating expenses               3,366     2,996     6,242     5,783
                                           -------   -------   -------   -------

Income before income tax provision           1,178     1,578     2,424     2,650
Income tax provision                           214       264       455       484
                                           -------   -------   -------   -------
Net income                                 $   964   $ 1,314   $ 1,969   $ 2,166
                                           =======   =======   =======   =======

Basic earnings per share (1)               $  0.36   $  0.49   $  0.74   $  0.81
Diluted earnings per share (1)             $  0.35   $  0.46   $  0.71   $  0.77

(1) Per share earnings have been restated to reflect the 10% stock dividend paid in May 2004.

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[LOGO] FIDELITY
       BANCORP, INC.                        PRESS RELEASE (Continued)

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Balance Sheets - Unaudited
(In thousands, except share data)

                                                          March 31,    Sept. 30,    March 31,
                                                             2005         2004         2004
                                                          ---------    ---------    ---------
Assets:
   Cash and due from depository institutions              $   7,935    $   8,212    $   8,664
   Interest-earning demand deposits                           1,125          619          515
   Securities available-for-sale                            186,843      186,112      190,218
   Securities held-to-maturity                              114,230      109,334      122,597
   Loans receivable, net                                    299,908      290,548      275,342
   Loans held-for-sale                                          607          116          241
   Foreclosed real estate, net                                1,197        1,517          876
   Federal Home Loan Bank stock, at cost                     11,488       11,156       10,827
   Accrued interest receivable                                3,256        3,081        3,345
   Office premises and equipment                              5,150        5,210        5,482
   Other assets                                              12,906       11,981       11,313
                                                          ---------    ---------    ---------
      Total assets                                        $ 644,645    $ 627,886    $ 629,420
                                                          =========    =========    =========

Liabilities and Stockholders' Equity:
Liabilities:
   Deposits                                               $ 362,066    $ 359,931    $ 363,690
   Short-term borrowings                                     72,230       64,106       60,030
   Long-term debt                                           147,102      142,307      142,508
   Subordinated notes payable                                10,310       10,310       10,310
   Securities sold under agreement to repurchase              6,665        5,118        5,302
   Advance payments by borrowers for taxes
      and insurance                                           2,112        1,129        2,216
   Other liabilities                                          3,159        2,908        3,330
                                                          ---------    ---------    ---------
      Total liabilities                                     603,644      585,809      587,386
                                                          ---------    ---------    ---------

Stockholders' equity:
   Common stock, $.01 par value per share,
       10,000,000 shares authorized, 3,191,673,
       3,153,617, and 2,843,042 shares issued                    32           32           28
   Treasury stock, 534,505, 480,295, and 411,492 shares      (9,808)      (8,543)      (7,946)
   Additional paid-in capital                                36,369       35,798       29,378
   Retained earnings                                         14,925       13,595       17,969
   Accumulated other comprehensive income,
      net of tax                                               (517)       1,195        2,605
                                                          ---------    ---------    ---------
      Total stockholders' equity                             41,001       42,077       42,034
                                                          ---------    ---------    ---------

      Total liabilities and stockholders' equity          $ 644,645    $ 627,886    $ 629,420
                                                          =========    =========    =========

(1)  Shares have been  restated to reflect  the 10% stock  dividend  paid in May
     2004.

                                       4
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       BANCORP, INC.                        PRESS RELEASE (Continued)

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
Other Data:

                                                  At or For the Three Month Period Ended
                                                                     March 31,
                                                                     ---------

                                                             2005                2004
                                                             ----                ----
Annualized return on assets                                 0.57%               0.84%
Annualized return on equity                                 8.89%              12.71%
Equity to assets                                            6.36%               6.68%
Interest rate spread (tax equivalent)                       2.30%               2.40%
Net interest margin (tax equivalent)                        2.39%               2.49%
Non-interest expense to average assets                      2.07%               1.91%
Loan loss allowance to net loans                            0.81%               1.08%
Non-performing loans and real estate
  owned to total assets at end-of-period                    0.71%               0.62%



                                                       At or For the Six Month Period Ended
                                                                       March 31,
                                                                       ---------

                                                             2005                2004
                                                             ----                ----
Annualized return on assets                                 0.60%               0.69%
Annualized return on equity                                 9.22%              10.64%
Equity to assets                                            6.36%               6.68%
Interest rate spread (tax equivalent)                       2.31%               2.29%
Net interest margin (tax equivalent)                        2.39%               2.37%
Non-interest expense to average assets                      1.93%               1.85%
Loan loss allowance to net loans                            0.81%               1.08%
Non-performing loans and real estate
  owned to total assets at end-of-period                    0.71%               0.62%


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